Exhibit 10.331

CONFIDENTIAL	REDACTED VERSION

[***] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

MODIFIED BLOOD SCREENING INSTRUMENT –

eSAS 2 ADDENDUM

AMENDING

AGREEMENT ENTERED INTO AS OF JUNE 11, 1998

BY AND BETWEEN

GEN-PROBE INCORPORATED, A DELAWARE CORPORATION

AND

CHIRON CORPORATION

effective as of January 1, 2002

TABLE OF CONTENTS

1.	Definitions
	1.1	Agreement
	1.2	Binder
	1.3	Budget
	1.4	eSAS 2 Instrument
	1.5	eSAS 2 Development Costs
	1.6	eSAS 2 Development Program
	1.7	eSAS 2 Addendum Term
	1.8	FTE Labor Rate
	1.9	Material Modification
	1.10	Non-material Modification
	1.11	Product Requirements Document
	1.12	Resource Plan
	1.13	Software Requirements Specifications
	1.14	Technical Plan
	1.15	Timeline
2.	eSAS 2 Development Program
	2.1	Objective
	2.2	General Conduct of Development
	2.3	No Liability if Commercially Reasonable Efforts Are Expended
	2.4	Project Management
		2.4.1	Principles of Project Management
		2.4.2	Project Manager
		2.4.3	Project Manager’s Responsibilities
		2.4.4	Project Leaders
		2.4.5	Reports
		2.4.6	Meetings of the Supervisory Board
	2.5	Development Responsibilities
		2.5.1	Principal Responsibility; General Statement
		2.5.2	Regulatory/Licensure
		2.5.3	Project Leader Disagreements
3.	Modifications
	3.1	eSAS 2 Development Program Definition
		3.1.1	[***] Modules
		3.1.2	[***] Modules
	3.2	Modifications
		3.2.1	Request for Modifications
		3.2.2	Monthly Progress Reports
	3.3	Material Modifications
		3.3.1	Request for Material Modifications
		3.3.2	Initial Analysis of Impact of Proposed Material Modification
		3.3.3	Preparation of Modified eSAS 2 Development Program
		3.3.4	Acceptance of Modified eSAS 2 Development Program
		3.3.5	Effective Date of Modified eSAS 2 Development Program
	3.4	Notice of Significant Changes
4.	Changes to eSAS 2 Instrument after Completion Date

i

5.	eSAS 2 Development Costs
	5.1	[***] to pay Development Costs
	5.2	Definition and Calculation of eSAS 2 Development Costs
		5.2.1	eSAS 2 Development Costs; FTE Labor Rate
		5.2.2	Comparison with Resource Plan
		5.2.3	Methodology
	5.3	Payment of eSAS 2 Development Costs
		5.3.1	Accrued eSAS 2 Development Costs
		5.3.2	Monthly Notices; Payments
		5.3.3	Invoices
	5.4	Reimbursement of eSAS 2 Development Costs
6.	Manufacturing and Commercialization
	6.1	eSAS 2 Instrument Manufacturing Costs
	6.2	Rights to Manufacture and Sell
		6.2.1	Blood Screening Field
		6.2.2	Clinical Diagnostic Field
		6.2.3	Right to Acquire All Rights to Manufacture and Commercialize
	6.3	Consideration on eSAS 2 Instrument Sales
	6.4	Authorization Letter
7.	Ownership; License Grant
	7.1	Ownership
	7.2	License Grant
	7.3	[***] Immunity
8.	Addendum Effective Date; Term; Termination
	8.1	Term of eSAS 2 Addendum
	8.2	Termination for Breach
		8.2.1	Default
		8.2.2	Right to Cure Event of Default
		8.2.3	Effect of Termination for Breach
	8.3	Termination by Chiron
	8.4	Continuance of eSAS 2 Development Program following Termination
		8.4.1	Election
		8.4.2	Funding and Conduct of Development
		8.4.3	Reimbursement of Development Costs
		8.4.4	Control of the Program upon Unilateral Funding
		8.4.5	Rights under Agreement
9.	Escalation
	9.1	Escalation Process
	9.2	Remedies in Event of Default
	9.3	Survival
10.	No Other Amendment
11.	Counterparts

CONFIDENTIAL	REDACTED VERSION

MODIFIED BLOOD SCREENING INSTRUMENT –

eSAS 2 ADDENDUM

This Modified Blood Screening Instrument — eSAS 2 Addendum (“eSAS 2 Addendum”) is entered into, effective as of January 1, 2002 (“Addendum Effective Date”) pursuant to and amending that certain Agreement entered into as of June 11, 1998 (“Agreement”) by and between Gen-Probe Incorporated, a Delaware corporation (“Gen-Probe”) with a principal place of business at 10210 Genetic Center Drive, San Diego CA 92121, and Chiron Corporation, a Delaware corporation (“Chiron;” Chiron and Gen-Probe each is individually referred to as  “Party” and collectively are referred to as the “Parties”) with a place of business at 4560 Horton Street, Emeryville, CA 94608.

Recitals

A.                                   The Parties entered into the Agreement as of June 11, 1998.  The Agreement was amended by the following: (i) June 11, 1998 Supplemental letter agreement, (ii) June 26, 1998 Addendum to Collaboration Agreement, (iii) June 30, 1998 Supplemental letter agreement, (iv) June 30, 1998 Consent, (v) December 7, 1999 Amendment to Collaboration Agreement, (vi) February 1, 2000 Amendment No. 2 to Collaboration Agreement, (vii) June 7, 2001 Supplemental agreement no. 1  (Customer training and Support), (viii) October 30, 2001 Confidentiality and Joint Interest Agreement, (ix) April 1, 2002 Amendment No. 3 (warehousing and shipping), (x) the Short Form Agreement dated November 16, 2001 and the Definitive Written Settlement Agreement dated December 5, 2001, (xi) the Future Blood Screening Assay – Ultrio Addendum dated as of January 1, 2002 (the “Ultrio Development Addendum”), (xii) March 5, 2003 Amendment No. 4 (Milestone for Ultrio on Tigris); (xiii) the Future Blood Screening Assay – WNV Addendum dated as of June 1, 2003 (the “Ultrio Development Addendum”) and (xiv) January 1, 2004 Amendment No. 5 (Applicable Purchase Price).

B.                                     In the Agreement, the Parties agreed to discuss, during the term thereof, the selection and establishment of one or more Development Programs for one or more Blood Screening Instruments.

C.                                     The Parties have discussed the proposed development of an eSAS 2 Instrument system, consisting of the following multiple modules: (i) a front end pipettor; (ii) an automated reagent addition station; (iii) an automated target capture bay; (iv) an automated incubation module; and (v) a data management to track sample and system interactions to meet customer demands of throughput and automation required for pooled donor screening by NAT.

D.                                    The Parties intend that the development of each module in the eSAS 2 Instrument system will provide improved automation or replacement of current aging or obsolete instrument components with newer technology, all without [***] the assay sensitivity or specificity; subject to all the terms and conditions of this eSAS 2 Addendum, the Parties will agree that each such module within the eSAS 2 Instrument system will be a modification to a “Blood Screening Instrument”, as provided in Section 3.3.7 of the Agreement.

E.                                      By this eSAS 2 Addendum, the Parties desire to provide for the development of the eSAS 2 Instrument by Chiron pursuant to the Agreement, as clarified and amended by the terms and conditions more particularly described in this eSAS 2 Addendum.

Agreement

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth in this eSAS 2 Addendum, the Parties agree as follows:

1.               Definitions.  All capitalized terms used but not defined in this eSAS 2 Addendum shall have the meanings set forth in the Agreement.

1.1         Agreement means the Agreement (as defined in the Preamble of this eSAS 2 Addendum), as amended by the agreements referred to in Recital A of this eSAS 2 Addendum and as may be subsequently amended.

1.2         Binder means that certain three-ring binder, with one or more volumes, entitled “eSAS 2 Development Program for the eSAS 2 Instrument (Gen-Probe/Chiron eSAS 2 Development Addendum, dated as of     , 2004) Binder,” in which certain documents, materials or other items incorporated into this eSAS 2 Addendum by reference are kept.  The original Binder and an additional volume of the Binder, labeled “Amendments to eSAS 2 Development Program” and reflecting any changes, modifications or amendments to the Binder, are maintained by and located at the premises of Chiron.  A copy of the original Binder, and a copy of the additional volume of the Binder, each signed by both Parties, shall be maintained by and located at the premises of Gen-Probe.

1.3         Budget means the budgeted eSAS 2 Development Costs of the eSAS 2 Development Program.  The Budget shall include the estimated cost of the eSAS 2 Development Program on a monthly basis through the end of the eSAS 2 Development Program.  A preliminary Budget is attached hereto as Schedule 1.3.  The Budget may be amended from time to time in accordance with the provisions of Section 3 below.

1.4         eSAS 2 Instrument is defined on Schedule 1.4.

1.5         eSAS 2 Development Costs means, with respect to this eSAS 2 Addendum only, the development costs defined in Section 5 hereof.

1.6         eSAS 2 Development Program means the development program for the development of the eSAS 2 Instrument system under the terms of this eSAS 2 Addendum, an outline of which is set forth in Schedule 1.6 hereto and as such development program for each module of the eSAS 2 Instrument system is described in the Binder, and consisting of (i) the Product Requirements Documents, (ii) the Software Requirements Specifications, (iii) the Technical Plan, (iv) the Resource Plan included within the Technical Plan, and (v) the Budget.

1.7                                 eSAS 2 Addendum Term is defined in Section 8.1.

1.8                                 FTE Labor Rate is defined in Section 5.2.1.

1.9                                 Fully Burdened Manufacturing Costs is defined in Section 6.1.1.

1.10                           Material Modification means a change or amendment to the eSAS 2 Development Program that materially affects the requirements set forth in the then-current Product Requirements Document, Software Requirement Specifications, Technical Plan, Resource Plan or Budget, including without limitation any modification that could significantly degrade the assay sensitivity or specificity all as further defined in Section 3.3.

1.11                           Non-material Modification means a change or amendment to the eSAS 2 Development Program other than a Material Modification.  Agreement among the Project Management that a modification is a “Non-material Modification” hereunder as described in Section 3.2 below shall be conclusive.

1.12                           Product Requirements Document (or “PRD”) means the specifications for each module within the eSAS 2 Instrument system, each of which includes as a component thereof the applicable Software Requirements Specifications.  The initial Product Requirements Document for two of the five (5) modules described in Schedule 1.4 are attached hereto as Schedule 1.12-A and Schedule 1.12-B.  The PRD for each of the remaining three (3) modules described in Schedule 1.4 will be developed, and each PRD after agreement between the parties may be amended from time to time in accordance with the provisions of Section 3 below.  Each PRD, as it may be developed and/or amended from time to time, shall be retained in the Binder under the heading “Product Requirements Document (PRD, Revision    , dated xx/xx/xx).”

1.13                           Resource Plan means the description of (i) a Party’s personnel to be allocated to the eSAS 2 Development Program, including the name of the specific personnel or the qualification or grade of unidentified personnel, and dedicated amount of time and periods for the commitment of such personnel required for the eSAS 2 Development Program, and (ii) equipment, tools, software, or other special items, the purchase, license or leasing of which is specifically required for use by such personnel to support the eSAS 2 Development Program.  The initial Resource Plan is attached hereto as Schedule 1.13.  The Resource Plan may be amended from time to time in accordance with the provisions of Section 3 below.  The Resource Plan, as it may be amended from time to time, shall be retained in the Binder under the heading “Resource Plan.”

1.14                           Software Requirements Specifications (or “SRS”) means the specifications for the software component of the eSAS 2 Development Program.  The initial Software Requirements Specifications for two of the five (5) modules described in Schedule 1.4 are attached hereto as Schedule 1.14-A and Schedule 1.14-B.  The SRS for each of the remaining three (3) modules described in Schedule 1.4 will be developed, and each SRS after agreement between the parties may be amended from time to time in accordance with the provisions of Section 3 below.  The SRS, as it may be developed and/or amended from time to time, shall be retained in the Binder under the heading “Software Requirements Specifications (SRS, Revision    , dated xx/xx/xx).”

1.15                           Technical Plan means the statement of work prepared for the development of the eSAS 2 Instrument, including the responsibilities to be performed by each Party, the responsibilities to be performed jointly, the schedule for performance of those responsibilities, an overall development timeline and a Resource Plan.  The initial Technical Plan is attached hereto as Schedule 1.15.  The Technical Plan may be amended from time to time in accordance with the provisions of Section 3 below.  The Technical Plan, as it may be amended from time to time, shall be retained in the Binder under the heading “Technical Plan, Revision    , dated xx/xx/xx.”

1.16                           Third Party OEM means any third party original equipment manufacturer supplying any component of the eSAS 2 Instrument, including without limitation pipettors, automated reagent addition stations, automated target capture bays or automated incubation modules.

1.17                           Timeline means the overall development timeline included within the Technical Plan.

2.               eSAS 2 Development Program.

2.1         Objective.  Subject to the terms of the Agreement, as amended by this eSAS 2 Addendum, the Parties each shall conduct their respective obligations under the eSAS 2 Development Program as established in accordance with the terms hereof, and shall apply for and endeavor to obtain such regulatory approvals as necessary or appropriate to make and sell the eSAS 2 Instrument in the Territory for use in the Blood Screening Field.

2.2         General Conduct of Development.  The Parties, using Commercially Reasonable Efforts, shall conduct their respective obligations under the eSAS 2 Development Program in compliance in all material respects with all requirements of applicable laws and regulations and all applicable good laboratory, clinical and manufacturing practices.  In addition, the Parties each shall proceed diligently with their respective obligations under the eSAS 2 Development Program and shall use their respective Commercially Reasonable Efforts to achieve the objectives of the eSAS 2 Development Program efficiently and expeditiously.  The Parties each shall allocate such personnel, equipment, facilities and other resources to the eSAS 2 Development Program to carry out their respective obligations and to accomplish the objectives thereof, all as is more particularly described in the eSAS 2 Development Program, as amended from time to time during the term of this eSAS 2 Addendum, in accordance with the provisions of Section 3.  Each Party shall have the right to consult with the other Party regarding the eSAS 2 Development Program and the obligation to reasonably consider the other Party’s advice.

2.3         No Liability if Commercially Reasonable Efforts Are Expended. Neither Party will be in breach of its obligations to the other hereunder and such Party shall be deemed to have exercised Commercially Reasonable Efforts, so long as such Party shall have committed the resources described in the eSAS 2 Development Program.  The payment of eSAS 2 Development Costs between the Parties shall be due and payable without respect to the achievement of any particular deliverable specified in the eSAS 2 Development Program.

2.4         Project Management.

2.4.1                        Principles of Project Management.  The Parties agree that in the process of exercising their responsibilities, the Project Management (consisting of the Project Manager and Project Leaders, as set forth herein) should have routine access to such information needed to assess progress under and costs of the eSAS 2 Development Program.  Specifically, the Parties agree that the Project Leaders shall be invited to participate in all team meetings, and will have access to team meeting minutes, timecards and other expense records, except to the extent the Project Leader for the Party assigned principal responsibility under Section 2.5.3 of this eSAS 2 Addendum for an activity determines in its reasonable discretion that any such meetings or minutes contain confidential, proprietary information of the responsible Party.  In such cases, the Project Manager shall (i) determine whether the Project Leader for the Party not having primary responsibility for the activity can attend all or a portion of such meeting, (ii) provide a copy of the meeting minutes to the Project Leader not having primary responsibility for the activity with such confidential, proprietary information redacted, and (iii) to the extent that such minutes had proprietary or confidential information redacted, inform the Project Leader not having primary responsibility of the general nature of any decisions made at such meeting which affect the PRD, SRS, Timeline or Budget; provided, however that the Project Manager may only redact information comprising Chiron intellectual property and know how or confidential business issues.  Project Leaders will have access to non-confidential and non-proprietary information of the other Party necessary to perform their responsibilities under the eSAS 2 Development Program, including those listed under 2.4.4.  Project Leaders will inform and coordinate all activities, including meetings with personnel involved in the performance of the eSAS 2 Development Program, with the Project Manager.  The primary point of contact for the eSAS 2 Development Program at Chiron will be Chiron’s Project Manager, the primary point of contact at Gen-Probe will be Gen-Probe’s Project Leader.  In order to maintain an efficient and orderly development the Parties will communicate through the primary points of contact as much as possible when requesting information concerning the progress of the eSAS 2 Development Program.  Confidentiality will be maintained in accordance with Section 8.1 of the Agreement, and disclosure of any information under this Section 2.4.1 shall be governed by that certain Confidentiality and Joint Interest Agreement, by and between the Parties, dated as of October 30, 2001.

2.4.2        Project Manager.  The project associated with development and commercial sale of the eSAS 2 Instrument will be managed under a Project Manager, the responsibilities of which are described in Section 2.4.3.  A Project Manager appointed by Chiron will manage the eSAS 2 Development Program.  As of the Addendum Effective Date, the Project Manager shall be [***].  Any change by Chiron of the Project Manager must be approved by the Supervisory Board, which approval shall not be unreasonably withheld.

2.4.3        Project Manager’s Responsibilities.  The Project Manager shall be responsible for the following activities, together with such other activities as the Parties may agree:

(a)  Managing all matters relating to the eSAS 2 Development Program under this eSAS 2 Addendum, including each Party’s respective responsibilities and contributions and receiving reports from the Project Leaders;

(b)  Providing written progress reports monthly to the Parties and presenting status reports to the Supervisory Board in accordance with Section 2.4.6 below;

(c)  Submitting and receiving the reports, materials and documents required to be delivered under this eSAS 2 Addendum;

(d)  Overseeing the process of proposing, and submitting to the Parties, any proposed modifications to the Product Requirements Document, Software Requirement Specifications, Technical Plan, Resource Plan or Budget, and in the event the Parties cannot agree, presenting the same to the Supervisory Board in an objective and neutral manner;

(e)  Arranging any meetings to be held between the Parties and participating, to the extent the Project Manager deems appropriate, in meetings of the Project Leaders;

(f)  Maintaining, for record keeping purposes, a log book or notes containing summaries and dates of all material communications and deliveries between the Parties of which the Project Manager is aware, consistent with the Parties’ protocol for such sharing of confidential information set forth in that certain Confidentiality and Joint Interest Agreement, by and between the Parties, dated as of October 30, 2001;

(g)  Implementing appropriate practices and procedures to manage the progress under this eSAS 2 Addendum;

(h)  Fostering good communication between the Parties.  It is intended by the Parties that both Parties share, through reports from the Project Leaders to the Project Manager, in the information concerning the progress made in the eSAS 2 Development Program and the cause of any delays.  It is expected that the Project Leaders will make recommendations to the Project Manager for preferred paths when substantial delays are identified and multiple paths forward are identified.  Understanding that it takes time for information to flow up the chain of command, the Project Manager will inform Gen-Probe of delays and progress on resolution as soon as it becomes available to him; and

(i)  It is understood that both companies hold proprietary trade secret know-how and processes regarding their respective technologies that are not necessarily shared as part of this Agreement.  On occasion it may occur that a full understanding of difficulties in the progress of development may require a detailed understanding of this proprietary know-how and processes.  Each Party will endeavor to appraise the other of the outcomes and consequences of these difficulties, while protecting the confidentiality of the information.

2.4.4                        Project Leaders.  Gen-Probe and Chiron will each appoint a project leader (each a “Project Leader”) who is responsible for (a) assembling project teams for his or her respective Party and (b) completing project responsibilities allocated to such Party in Section 2.5.  For the purposes of completing the eSAS 2 Development Program, these Project Leaders will report to the Project Manager.  The Project Leader employed by a Party shall be responsible for reporting to the employing Party whether he or she believes the other Party has proceeded diligently with its stated obligations under the eSAS 2 Development Program, has allocated sufficient personnel, equipment, facilities and other resources to achieve the objectives of the eSAS 2 Development Program and has exercised Commercially Reasonable Efforts to achieve its objectives efficiently and expeditiously.

2.4.5                        Reports.  In addition to the records and reports required to be kept by the Parties under Section 3.5 of the Agreement, each Project Leader will provide to the Project Manager, in writing, a progress report delivered on or before the 15th day of each calendar month during the term of the eSAS 2 Development Program.  These reports will cover technical progress as well as financial expenditures.  The Project Manager may rely on any such reports for the purpose of making his or her progress report to the Supervisory Board described in Section 2.4.6 below.

2.4.6                        Meetings of the Supervisory Board. The Supervisory Board shall meet from time to time during the term of this eSAS 2 Addendum, but not less frequently than once each calendar quarter during the term hereof.  Not less frequently than quarterly, a regular agenda item at the regularly scheduled Supervisory Board meeting shall be to receive a report from the Project Manager and conduct a review of the eSAS 2 Development Program to assess progress of the development and the potential for commercialization of the eSAS 2 Instrument.

2.5         Development Responsibilities.

2.5.1                        Principal Responsibility; General Statement.  The Parties’ intention is the smooth and efficient conduct of development, and the Parties desire by this Section 2.5 to provide guiding principles by which the responsible Party may make day-to-day decisions and by which the approval process more particularly described in Section 3 below shall be governed.  The Parties intend that the eSAS 2 Instrument development will be conducted primarily and principally by [***] with consultation and discussion from [***], under the supervision of the Project Manager, as follows: (i) [***] will have principal responsibility under this eSAS 2 Addendum for the [***] of the eSAS 2 Instrument, [***] and [***] for [***] and [***], [***] with [***] for [***] and [***] of the eSAS 2 Instruments, [***] of [***] and [***] of [***], and [***] of [***] and [***], and (ii) [***] will assist in the development and approval of [***] of each instrument, provide [***] to its [***] (meaning [***] from the [***] and [***] as applicable) to facilitate development of a [***], provide [***] to its [***], provide [***] including [***] to [***] required for the development under the confidentiality terms of the Agreement, and will have principal responsibility under this eSAS 2 Addendum for the [***] of the [***] and [***], for the development of the [***] for [***] specifically related to the [***] and [***], and for the formulation of the [***] for [***] and for each [***] with [***] to the [***] for [***].  The Parties shall jointly agree upon all validation activities and software development per PRD and SRS.  The Party to whom principal responsibility is allocated in this Section 2.5 has the power to make day-to-day decisions regarding matters within the area of such responsibility, consistent with the overall eSAS 2 Development Program.  The Parties’ obligations with respect to certain warehousing and shipping are subject to Amendment No. 3.

2.5.2                        Regulatory/Licensure.  Gen-Probe and Chiron have entered into that certain Definitive Written Settlement Agreement, dated December 5, 2001.  Section 2(a) of the Definitive Written Settlement Agreement incorporates by reference the provisions of the Short Form Agreement (attached as Exhibit A to the Definitive Written Settlement Agreement).  The Parties hereby expressly incorporate the provisions of Section F.6 of the Short Form Agreement between the Parties, dated November 16, 2001, into this eSAS 2 Addendum, as amended by the memorandum from [***] to [***] setting forth the parties’ agreed upon regulatory strategy, attached hereto as Schedule 2.5.2.  Pursuant and subject to Section F.6 of the Short Form Agreement, as amended by Schedule 2.5.2, Gen-Probe agrees to use its best efforts to (i) regularly review blood screening regulatory/licensure strategy and management of regulatory submissions with Chiron, (ii) provide draft copies of all written regulatory submissions to Chiron at least five working days prior to the proposed date of their submission, (iii) make available the appropriate personnel for a discussion of any advice or recommendations of Chiron on any regulatory submissions and (iv) reasonably consider such advice or recommendations, but Gen-Probe is not required to accept such advice and recommendations; in each case as reasonably attainable by Gen-Probe.  All disagreements on regulatory/licensure issues shall be addressed by the Supervisory Board and, if necessary, by implementation of the escalation procedure described in Article 13 of the Agreement, excluding arbitration.  For issues that cannot be resolved through such procedures, Gen-Probe’s Chief Executive Officer shall have the right to make a final decision.  Gen-Probe shall have no obligation under this eSAS 2 Addendum to apply for or endeavor to obtain regulatory approval for any eSAS 2 Instrument (or any module within the eSAS 2 Instrument system) that fails to meets the criteria set forth in the applicable PRD and SRS.  Costs of all regulatory and licensing activities (including Gen-Probe internal eSAS 2 Development Costs) will be included in the eSAS 2 Development Costs and paid for by Chiron.

2.5.3                        Project Leader Disagreements.  It is recognized that the Project Leaders may disagree on approaches.  Even though one Party has the principal responsibility for development in the functional area described in Section 2.5, disagreements that cannot be resolved by Project Management may be brought to the Supervisory Board.  However, work will proceed in accordance with the choice of the principally responsible Party, while being discussed at the Supervisory Board.  In the event that the Parties do not agree at the Supervisory Board level, the Party with principal responsibility may continue to proceed per their best judgment.  If a disagreement arises in a functional area for which responsibility is shared and resolution cannot be achieved at the Supervisory Board, except as to Regulatory/Licensure Strategy that shall be governed by Section 2.5.2 above, work shall be suspended in such functional area until a resolution is reached through Article 13 of the Agreement, including arbitration.

3.               Modifications.

3.1         eSAS 2 Development Program Definition.

3.1.1                        [***] Modules.  The Parties have prepared and agreed upon an eSAS 2 Development Program, as described in the Binder, for [***] modules in the eSAS2 Instrument system,

and will need to prepare and agree upon an eSAS 2 Development Program for the remaining [***] modules in the eSAS2 Instrument system.  The eSAS 2 Development Program, as described in the Binder with respect to [***] modules and as prepared and agreed upon with respect to the remaining [***] modules, will govern the rights and responsibilities of the Parties until changed in accordance with the provisions hereof.  The Parties recognize and anticipate that additional clarification and refinement of the eSAS 2 Development Program, including changes, if any, necessary to reflect accepted delays in, or increases in costs of, development, will be required as development proceeds.  The Parties intend that this eSAS 2 Addendum establish a process by which the Parties will amend the eSAS 2 Development Program, in accordance with the terms described in this Section 3.

3.1.2                        [***] Modules.  Either Party may propose an eSAS 2 Development Program for each of the [***] modules in the eSAS2 Instrument system.  Each such proposal shall describe (i) the Product Requirements Documents, (ii) the Software Requirements Specifications, (iii) the Technical Plan, (iv) the Resource Plan included within the Technical Plan, and (v) the Budget for the development of one module in the eSAS 2 Instrument system.  The Project Manager, and under his or her supervision, the Project Leaders and their respective teams, will review each such proposed eSAS 2 Development Program.  Upon agreement between the Project Leaders, then such approved eSAS 2 Development Program shall be included within the Binder.  If the Project Leaders are unable to agree upon a proposed eSAS 2 Development Program, then the Supervisory Board shall review the proposed eSAS 2 Development Program and make a determination with respect to whether such proposed eSAS 2 Development Program shall be approved by the parties.  If the Supervisory Board has met and consulted without resolution, then the parties shall implement the escalation procedure described in Article 13 of the Agreement to resolve such impasse.

3.2         Modifications.

3.2.1                        Request for Modifications.

(a)  Either party may propose either Material or Non-material Modifications to any part of the eSAS 2 Development Program, including the Product Requirements Document (and the Software Requirements Specifications that form part thereof), the Resource Plan (and the Technical Plan that forms part thereof), and the Budget, and including without limitation a request for a change to the FTE Labor Rate, as defined in Section 5.2.1, from time to time, as follows:

(i)                                     Chiron may propose and implement such Modifications from time to time in its sole discretion.  However, unless Gen-Probe shall have approved a Material Modification using the process more particularly set forth in this Section 3, Chiron shall have no right to reimbursement of Development Costs for such Material Modification and Gen-Probe shall have no obligation to pursue regulatory approval or otherwise pursue development efforts with respect thereto.

(ii)                                  Gen-Probe may propose such Modifications from time to time.  The process applicable to approval and implementation of any such proposed modifications shall be as described in this Section 3.

(b)  Changes, modifications or improvements to the eSAS 2 Instrument, after the Completion Date, are governed by the provisions of Section 4 below.

(c)  The Project Manager, and under his or her supervision, the Project Leaders and their respective teams, will review any proposed modification to the eSAS 2 Development Program;

if the two Project Leaders mutually agree that a particular modification is a Material Modification or is a Non-material Modification, then such determination shall be conclusive.  If the Project Leaders are unable to agree whether a particular requested modification is a Material or Non-material Modification, then the Supervisory Board shall review the requested change and make a determination with respect to whether such requested modification is a Material or Non-material Modification.  If the Supervisory Board has met and consulted without resolution, then either Party may, in its discretion, determine that the Parties have reached an impasse with respect thereto and implement the escalation procedure described in Article 13 of the Agreement to resolve such impasse.

(d)  If the two Project Leaders mutually agree that a particular modification is a Non-material Modification and both Project Leaders mutually agree to implement such Non-material Modification, no additional approval shall be needed from the parties to implement such Non-material Modification.

3.2.2                        Monthly Progress Reports.  Unless changes to the specifications described in Section 3.2.1 constitute a Material Modification, any Non-Material Modifications shall be reported in the monthly summary progress reports pursuant to Section 2.4.4 and shall not be subject to the approval process described in Section 3.3.

3.3         Material Modifications.

3.3.1                        Request for Material Modifications.  In the event that one Party desires to request a Material Modification to the eSAS 2 Development Program from time to time during the term hereof, such Party (the “requesting party”) shall submit to the other Party such request in writing, in sufficient detail to enable the other Party (the “receiving party”) to evaluate the request.   Without limiting the foregoing, the requesting party shall prepare a revised draft version of the Budget, reflecting any changes necessary to fully implement the requested Material Modification to the eSAS 2 Development Program.

3.3.2                        Initial Analysis of Impact of Proposed Material Modification.  Promptly upon receipt of such request, but in any event not more than [***] thereafter, the Parties shall conduct a preliminary analysis of the impact that the requested Material Modification would have, including without limitation the impact any such proposed Material Modification would have on the Budget and/or the PRD and/or SRS, and shall meet and conduct an analysis of the impact of such Material Modification on the economics of marketing and sale of the eSAS 2 Instrument.  Should either Party conclude, in its reasonable discretion, that the potential for [***] is [***] and [***] by any proposed change to the eSAS 2 Development Program requested in accordance with this Section 3.3, the Party shall notify the other of such determination in writing.  In such event, Chiron may elect among one of the following three choices:  (i) to terminate participation in the eSAS 2 Development Program under the provisions of Section 8.3, (ii) to implement the Material Modification without Gen-Probe’s approval under this Section 3, in which event Chiron shall have no right to reimbursement of Development Costs for such Material Modification and Gen-Probe shall have no obligation to pursue regulatory approval or otherwise pursue development efforts with respect thereto, or (iii) to continue the eSAS 2 Development Program unaffected without such Material Modification.

3.3.3                        Preparation of Modified eSAS 2 Development Program.  Unless Chiron terminates the eSAS 2 Development Program under Section 8.3 below or elects to continue the eSAS 2 Development Program unaffected without such Material Modification under Section 3.3.2, promptly upon completion of the review and analysis under Section 3.3.2, Chiron shall complete and deliver to

Gen-Probe revisions to the Product Requirements Document, Software Requirements Specification, Technical Plan, Resource Plan or Budget, as applicable, responsive to the request.  Costs incurred by Chiron to prepare such response to the request shall be included in eSAS 2 Development Costs hereunder.

3.3.4                        Acceptance of Modified eSAS 2 Development Program.

(a)  Unless Chiron terminates the eSAS 2 Development Program under Section 8.3 below or elects to continue the eSAS 2 Development Program unaffected without such Material Modification under Section 3.3.2, the Parties shall promptly, but not later than thirty (30) days after preparation by Chiron of a modified eSAS 2 Development Program under Section 3.3.2 meet and consult with respect to the proposed modified eSAS 2 Development Program.  Without limiting the other bases on which it shall be reasonable for Gen-Probe to withhold approval, it shall be reasonable for Gen-Probe to withhold approval of any Modification that could result in a material degradation in assay sensitivity or specificity, or that affects Gen-Probe’s effort or contribution of resources or the amount of costs for which Gen-Probe is entitled to be reimbursed by Chiron.  Subject to the unconditional rights of Gen-Probe under Section 3.2.1(a) above to preclude Chiron from reimbursement for Material Modifications and to withhold participation in the regulatory approval process, it shall be unreasonable to withhold approval of any request for modification made (i) to reflect actual eSAS 2 Development Costs incurred (or not incurred) to the date of such proposed modification that (A) with respect to the eSAS 2 Instrument taken as a whole, when aggregated with all previously authorized modifications, falls within [***] percent ([***]%) of the original Budget approved and in effect as of the date this eSAS 2 Addendum was executed by the Parties, or (B) with respect to any discreet component, when aggregated with all previous authorized modifications for such component, falls within [***] percent ([***]%) of the original portion of the Budget for such component approved and in effect as of the date this eSAS 2 Addendum was executed by the Parties, or (ii) to reflect actual changes to the Timeline incurred to the date of such proposed modification which do not impact the Budget in excess of the foregoing thresholds.

(b)  Each Party shall, upon completion of the consultation and review under paragraph (a), deliver to the other Party either a written acceptance of the proposed modified eSAS 2 Development Program or a detailed written statement specifying the basis for rejection.  The requesting party may, in response to a rejection, revise the proposed modified eSAS 2 Development Program to reflect the discussions of the Parties, and redeliver the revised proposed modified eSAS 2 Development Program for further review, until the Parties agree upon the Material Modification.  Either Party may, in its discretion and with notice to the other Party, determine that the Parties have reached an impasse with respect to any proposed material modification and deliver the request to the Supervisory Board for determination.

(c)  If a Party delivers the request to the Supervisory Board for determination, the Supervisory Board shall promptly, but not later than the later of (i) thirty (30) days after receipt of a requested modified eSAS 2 Development Program, or (ii) the next regularly scheduled Supervisory Board meeting, meet and discuss the proposed Material Modification to eSAS 2 Development Program.

(d)  If the Supervisory Board has met and consulted without resolution, then either Party may, in its discretion, determine that the Parties have reached an impasse with respect to any proposed modification and implement the escalation procedure described in Article 13 of the Agreement to resolve such impasse.  Notwithstanding anything to the contrary in this eSAS 2 Addendum or the

Agreement, all Material Modifications, whether agreed or determined through arbitration, shall be finally determined and documented in accordance with this Section 3.3.

3.3.5                        Effective Date of Modified eSAS 2 Development Program.  At such time as the Parties (or, if applicable, the Supervisory Board) shall have accepted a modified eSAS 2 Development Program incorporating a Material Modification, or any portion thereof, the Parties shall evidence such agreement by initialing the revised Product Requirements Document, Software Requirements Specification, Technical Plan, Resource Plan or Budget, as applicable.  The eSAS 2 Development Program as so modified and approved shall constitute the eSAS 2 Development Program hereunder and be incorporated by reference into this eSAS 2 Addendum, and shall supersede the preceding eSAS 2 Development Program, or applicable portions thereof, for all purposes.  In order to evidence their agreement to the revised eSAS 2 Development Program, the Parties shall include it in an additional volume of the Binder, labeled “Amendments to eSAS 2 Development Program,” in which all amendments and modifications to the eSAS 2 Development Program will be kept.

3.4         Notice of Significant Changes.  Each Party will give three (3) calendar months notice to the other Party prior to any proposal of a significant reduction or increase in resources from the then-current Resource Plan in order to allow the Parties time to divert resources either to or from the eSAS 2 Development Program.  Any significant changes to the Budget or the Resource Plan shall be effective only upon the expiration of three (3) months from the delivery of such notice, unless the Parties both agree to a shorter period of time in writing.

4.               Changes to eSAS 2 Instrument after Completion Date.  Notwithstanding the provisions of Section 3, the Parties recognize that, after the eSAS 2 Instrument development is completed, the market may demand or regulatory changes may require that special enhancements or modifications be made to the eSAS 2 Instrument, and that either Party may desire to adopt such changes.  Any such enhancements or modifications shall be governed by Section 3.3 of the Agreement.

5.               eSAS 2 Development Costs.

5.1         [***] to pay Development Costs.  [***] is responsible for and agrees to pay the [***] eSAS 2 Development Costs, as defined in and subject to Section 5.2 below.  Such costs shall be payable as described in Section 5.3 herein.  The Budget has been prepared for the purpose of permitting [***] to plan for eSAS 2 Development Program expenditures related to eSAS 2 Development Costs hereunder and represents the Parties’ best estimate of such eSAS 2 Development Costs, but does not represent a “fixed price maximum” or other guaranteed maximum cost of the development required for the eSAS 2 Development Program.

5.2         Definition and Calculation of eSAS 2 Development Costs.  “eSAS 2 Development Cost” with respect to the eSAS 2 Development Program means the fully-burdened cost of conducting the research and development (including domestic and international regulatory and licensing activities) of the eSAS 2 Instrument, and shall include the [***] of [***] that are [***] for the [***] and [***] of such quantities of the eSAS 2 Instrument [***] the [***].  Costs will be calculated in accordance with United States generally accepted accounting principles, consistently applied (“U.S. GAAP”), or as otherwise mutually agreed in writing between the Parties.

5.2.1                        eSAS 2 Development Costs; FTE Labor Rate.

(a)  In lieu of accounting specifically for and receiving direct reimbursement for certain eSAS 2 Development Costs, the Parties have agreed to include reimbursement for those certain categories of eSAS 2 Development Costs within an agreed-upon labor rate for full time equivalent personnel (the “FTE Labor Rate”).  Each party will calculate its own FTE Labor Rate.  Those categories of “eSAS 2 Development Costs” included within the FTE Labor Rate are those costs more particularly described on Schedule 5.2.1a, in paragraph 2 entitled “eSAS 2 Development Costs included within FTE Labor Rate”.  Neither Party shall be reimbursed separately for eSAS 2 Development Costs included within FTE Labor Rate.  Those categories of “eSAS 2 Development Costs” not included within the FTE Labor Rate are those costs more particularly described on Schedule 5.2.1a, in paragraph 3 entitled “eSAS 2 Development Costs not included within FTE Labor Rate”.  Each Party shall be reimbursed separately for eSAS 2 Development Costs not included within FTE Labor Rate.

(i)                                     The FTE Labor Rate in effect as of the Addendum Effective Date is set forth in paragraph 1 on the attached Schedule 5.2.1a, and is included in the Resource Plan and reflected in the Budget.  Either Party shall have the right to request a change in the FTE Labor Rate reflected on the attached Schedule 5.2.1a on a prospective basis under the approval process set forth in Section 3.  In the event aggregate actual eSAS 2 Development Costs incurred by a Party during any calendar year that are reimbursed through the FTE Labor Rate exceeded, or fell short of, the agreed FTE Labor Rate reflected in the Budget for such calendar year, either Party may seek a request for modification of the eSAS 2 Development Program to reflect such actual costs.  Acceptance of such request for modification shall be governed by Section 3.3.4.  Notwithstanding the foregoing, throughout the term of this eSAS 2 Addendum, in the event either Party requests a modification to the FTE Labor Rate hereunder, the modified FTE Labor Rate shall be calculated using the same methodology as that used to calculate the FTE Labor Rate in effect as of the Addendum Effective Date.  The methodology used to calculate the FTE Labor Rate in effect as of the Addendum Effective Date is described on the attached Schedule 5.2.1b, entitled “FTE Labor Rate Analysis”.

5.2.2                        Comparison with Resource Plan.  The planned resources, and the associated costs, will be broken out on a monthly basis and analyzed against the Resource Plan included within the Technical Plan, and reflected in the Budget.

5.3         Payment of eSAS 2 Development Costs.  In addition to the provisions of Article 7 of the Agreement, the Parties agree as follows:

5.3.1                        Accrued eSAS 2 Development Costs.  Each Party has already incurred, prior to the date of execution of this eSAS 2 Addendum, certain eSAS 2 Development Costs.  [***] shall reimburse [***] for its eSAS 2 Development Costs incurred prior to and until the date of execution of this eSAS 2 Addendum.  Attached to this eSAS 2 Addendum as Schedule 5.3.1 is a summary of the eSAS 2 Development Costs incurred by the Parties prior to the execution of this eSAS 2 Addendum.

5.3.2                        Monthly Notices; Payments.  At the end of each month, each Party shall calculate its actual expenditures and FTE Labor amounts for eSAS 2 Development Costs it incurred during such month and shall promptly provide to the other Party a reasonably detailed written breakdown of such costs.  [***] shall invoice [***] for the amount of such costs incurred by [***] during such month under Section 5.3.3 below.

5.3.3                        Invoices.  [***] will invoice [***] for the amounts described in this Section 5.3 and all invoices will be due and payable thirty (30) days from the date of the invoice.  In the event payment is not received within such period, Chiron shall pay a service charge equal to the amount overdue multiplied by the LIBOR in effect on the first day of such calendar month, but not exceeding the maximum allowable rate.

5.4         Reimbursement of eSAS 2 Development Costs.   Chiron will be entitled to reimbursement, if at all, of eSAS 2 Development Costs solely from revenues from the eSAS 2 Instrument, as more particularly described in Section 3.3.6 of the Agreement as amended by Section 6.3 of this Addendum.

6.               Manufacturing and Commercialization.

6.1         eSAS 2 Instrument Manufacturing Costs.

6.1.1                        The “Fully-Burdened Manufacturing Costs” of the eSAS 2 Instrument for purposes of this eSAS 2 Addendum (including revised Section 3.3.6 of the Agreement) shall mean [***] percent ([***]%) of the reasonable Third Party OEM invoice cost of the eSAS 2 Instrument (including freight, taxes, etc.,).  The foregoing amount shall be used in lieu of the actual internal costs incurred or allocated to the purchase for QA, purchasing, receiving and warehousing, etc.

6.1.2                        Gen-Probe is entitled to review, evaluate, and in its discretion independently verify the basis of Chiron’s Fully-Burdened Manufacturing Cost using an independent Third Party, in accordance with the provisions of Section 7.3 of the Agreement.

6.2         Rights to Manufacture and Sell.

6.2.1                        Blood Screening Field.  Notwithstanding Section 3.3.3 of the Agreement, Chiron shall have the exclusive right and obligation during the eSAS 2 Addendum Term to manufacture (and have manufactured) the eSAS 2 Instruments to satisfy Chiron’s requirements of eSAS 2 Instruments in the Territory for use in the Blood Screening Field.  If Chiron elects to subcontract the manufacture of the eSAS2 Instrument, then Chiron shall comply with the requirements of Section 3.3.3(d) of the Agreement.  Gen-Probe agrees to comply with the obligation to provide reasonable technical assistance, at Chiron’s sole cost, as necessary or appropriate to enable Chiron to fulfill its obligation and exercise the right to manufacture (or have manufactured) the eSAS 2 Instrument for use in the Blood Screening Field, including delivering specifications and other know-how to Chiron and causing responsive Gen-Probe personnel that possess such know-how to be available to Chiron, in each case as reasonably necessary to enable Chiron to exercise the rights granted and fulfill its obligations hereunder.  Chiron shall have the exclusive distribution right in the Territory to promote, market and sell the eSAS 2 Instrument to conduct Blood Screening Assays in the Blood Screening Field, as set forth in Section 3.3.4 of the Agreement.  Nothing in this eSAS 2 Addendum shall affect Gen-Probe’s obligations to Chiron under the Agreement with respect to the manufacture and supply of existing Blood Screening Instruments or Chiron’s obligations to Gen-Probe under the Agreement with respect to the commercialization of existing Blood Screening Instruments.

6.2.2                        Clinical Diagnostic Field.   Notwithstanding Section 6.2.1 of this eSAS 2 Addendum or Sections 3.3.4 or 4.4.3 of the Agreement, Gen-Probe shall have the exclusive right to manufacture (and have manufactured) the eSAS 2 Instruments for use in the Clinical Diagnostic Field.  Chiron agrees to provide Gen-Probe such reasonable technical assistance, at Gen-Probe’s sole cost, as necessary or appropriate to enable Gen-Probe to exercise the right to manufacture (or have manufactured) the eSAS 2 Instrument for use in the Clinical Diagnostic Field, including without limitation delivering manufacturing drawings, specifications and other know-how to Gen-Probe and causing responsive Chiron personnel that possess such know-how to be available to Gen-Probe, in each case as reasonably necessary to enable Gen-Probe to exercise the rights granted hereunder.  Notwithstanding Section 4.4.4 of the Agreement, Gen-Probe shall have the exclusive distribution right in the Territory to promote, market and sell the eSAS 2 Instrument in the Clinical Diagnostic Field to the extent, as of the Addendum Effective Date, that Chiron has the ability to grant such rights to Gen-Probe.

6.2.3                        Right to Acquire All Rights to Manufacture and Commercialize.  Gen-Probe shall have the right, but not the obligation, to acquire from Chiron the exclusive right to manufacture and distribute the eSAS 2 Instrument in all fields at the expiration or sooner termination of the eSAS 2 Addendum Term for any reason under Section 8 of this Addendum.  Gen-Probe may exercise such right by providing Chiron with written notice of election under this Section 6.2.3, together with payment in an amount equal to the eSAS 2 Development Costs for which [***] is entitled to reimbursement hereunder but for which [***] has not yet received reimbursement under Section 3.3.6(b) of the Agreement, as amended by Section 6.3 below.  Gen-Probe may rely upon and base its calculation of such amount upon the accounting [***] from time to time from [***] under Section 3.3.6 of the Agreement, as amended by Section 6.3 below.

6.3         Consideration on eSAS 2 Instrument Sales.  In consideration for the rights granted and obligations undertaken by the Parties in this eSAS 2 Addendum, the consideration received on the sale, transfer or other disposition of the eSAS 2 Instrument will be governed by this Section 6.3.  Except as otherwise provided in Section 8.3 of this eSAS 2 Addendum, Section 3.3.6 of the Agreement is amended and restated in its entirety as follows but solely with respect to consideration on the sale, transfer or other disposition of the eSAS 2 Instrument.

“3.3.6                  Compensation for eSAS 2 Instruments.  In consideration for the rights granted, and the obligations accepted, by the Parties, each Party shall pay to the other the applicable amounts described in this Section 3.3.6.

a)                                      Definitions.

(i)                                     Revenues from the eSAS 2 Instrument.  As used in this Section 3.3.6 “revenues from the eSAS 2 Instrument” for a fiscal quarter shall mean all amounts received by a Party or a Party’s Affiliates for the sale, transfer, placement, lease or other disposition of the eSAS 2 Instruments during such fiscal quarter; provided, however, that:

(A)                              Revenues for Collaboration Combination Products.  If an eSAS 2 Instrument is sold in combination with one or more non-eSAS instruments or instrument components (a “Collaboration Combination Product”) for a single price or on a single invoice to the customer, the “revenues from the eSAS 2 Instrument” with respect to such Collaboration Combination Product shall be calculated by multiplying the total amount received by a Party or its Affiliates for such Collaboration Combination Product by the fraction A/B, where A is gross selling price of the eSAS 2 Instrument sold separately and B is the gross single price or aggregate prices on a single invoice to the customer for such Collaboration Combination Product.  Such calculation of the Collaboration Combination Product revenues shall be negotiated in good faith between the Parties and resolved pursuant to Article 13 if they are unable to agree.

(B)                                Revenues for Lease, Rental or Placement Programs.  If the eSAS 2 Instrument is not sold separately but rather is leased, placed or rented pursuant to a reagent/rental program or comparable sale or lease program (including instrument upgrade/maintenance programs) (each a “Program”) where the instrument revenue is included in such Program revenue, then the “revenues from the eSAS 2 Instrument” with respect to such Program shall: (i) be [***] percent ([***]%) of the Fully Burdened Manufacturing Costs [***]% until [***] has been reimbursed for all eSAS 2 Development Costs, and [***] percent ([***]%) thereafter;  based upon an imputed instrument depreciation factor consistent with Chiron’s then-current accounting policy that provides for a depreciation of at least three (3) years for each eSAS 2 Instrument.

(C)                                 Nothing herein shall amend the manner in which the Agreement determines the revenues for Combination Products where the eSAS 2 Instrument is sold in combination with one or more Third Party products.

(ii)                                  As used in this Section 3.3.6:

(A)                              the “Chiron Blood Screening Split” used under Section 3.3.6(b) below with respect to sales of the eSAS 2 Instrument in the Blood Screening Field shall be the remainder of (I) [***] percent ([***] %) less (II) the Gen-Probe Blood Screening Split.

(B)                                the “Gen-Probe Blood Screening Split” used under Section 3.3.6(b) below with respect to sales of the eSAS 2 Instrument in the Blood Screening Field shall be calculated, for a given fiscal quarter, by taking the dollar weighted average of the Applicable Purchase Price earned by Gen-Probe for all Blood Screening Assays sold as calculated under 1.2.1 and 1.2.3 of the Agreement during such fiscal quarter.

(C)                                the “Chiron Clinical Diagnostic Split” used under Section 3.3.6(c) below with respect to sales of the eSAS 2 Instrument in the Clinical Diagnostic Field shall be equal to the Gen-Probe Blood Screening Split.

(D)                               the “Gen-Probe Clinical Diagnostic Split” used under Section 3.3.6(c) below with respect to sales of the eSAS 2 Instrument in the Clinical Diagnostic Field shall be equal to the Chiron Blood Screening Split.

b)                                     Instrument Sales; Chiron Sales of eSAS 2 Instruments.

(i) Until [***] has been reimbursed for all eSAS 2 Development Costs, within forty-five (45) days following the end of each fiscal quarter Chiron shall (A) first, calculate (and provide written notice to Gen-Probe of such calculation) the revenues from eSAS 2 Instruments sold and received by Chiron or its Affiliates during such fiscal quarter; (B) second, calculate (and provide written notice to Gen-Probe of such calculation) [***] percent ([***]%) of the Fully Burdened Manufacturing Costs for the eSAS 2 Instruments sold in such fiscal quarter by Chiron and its Affiliates; (C) third, calculate (and provide written notice to Gen-Probe of such calculation) and retain the lesser of (I) revenues from eSAS 2 Instruments sold and received by Chiron and its Affiliates in such fiscal quarter or (II) [***] percent ([***]%) of the Fully Burdened Manufacturing Costs for the eSAS 2 Instruments sold in such fiscal quarter by Chiron and its Affiliates; (D) fourth, apply and credit (and provide written notice to Gen-Probe of such calculation) the difference between such retained amount and [***] percent ([***]%) of the Fully Burdened Manufacturing Costs for the eSAS 2 Instruments sold in such fiscal quarter by Chiron and its Affiliates as reimbursement to Chiron of the eSAS 2 Development Costs; (E) fifth, calculate (and provide written notice to Gen-Probe of such calculation) and retain the Chiron

Blood Screening Split, if any; and (F) sixth, pay to Gen-Probe an amount equal to the Gen-Probe Blood Screening Split, if any.

(ii)                                  After [***] has been reimbursed for all eSAS 2 Development Costs under subparagraph 3.3.6(b)(i) above, within forty-five (45) days following the end of each fiscal quarter Chiron shall thereafter (A) first, calculate (and provide written notice to Gen-Probe of such calculation) revenues from eSAS 2 Instruments sold and received by Chiron and its Affiliates in such fiscal quarter; (B) second, calculate (and provide written notice to Gen-Probe of such calculation) and retain [***] percent ([***]%) of the Fully Burdened Manufacturing Costs for the eSAS 2 Instruments sold in such fiscal quarter by Chiron and its Affiliates; (C) third, calculate (and provide written notice to Gen-Probe of such calculation) and retain the Chiron Blood Screening Split, if any; and (D) fourth, pay to Gen-Probe an amount equal to the Gen-Probe Blood Screening Split, if any.

(iii) If the eSAS 2 Instrument is not sold separately by Chiron but rather is leased, placed or rented by Chiron pursuant to a Program (as defined in subsection 3.3.6(a)(i)(B)), within forty-five (45) days following the end of each fiscal quarter Chiron shall calculate (and (provide written notice to Gen-Probe of such calculation) and shall be entitled to retain any and all revenues from the eSAS 2 Instruments sold, leased, placed or rented pursuant to a Program and received by Chiron and its Affiliates in such fiscal quarter.

c)                                      Instrument Sales; Gen-Probe Sales of eSAS 2 Instruments.

(i)                                     Within forty-five (45) days following the end of each fiscal quarter Gen-Probe sells eSAS 2 instruments Gen-Probe shall (A) first, calculate (and provide written notice to Chiron of such calculation) the revenues for the eSAS 2 Instruments received by Gen-Probe and its Affiliates during such fiscal quarter from the sale, transfer, placement, lease or other disposition of the eSAS 2 Instrument in the Clinical Diagnostic Field; (B) second, calculate (and provide written notice to Chiron of such calculation) and retain [***] percent ([***]%) of the Fully Burdened Manufacturing Costs for such eSAS 2 Instruments; (C) third, calculate (and provide written notice to Chiron of such calculation) and retain an amount equal to the Gen-Probe Clinical Diagnostic Split, if any; and (D) fourth, pay to Chiron an amount equal to the Chiron Clinical Diagnostic Split, if any.

d)                                     Service Revenues.  Each Party is entitled to retain the aggregate commercially reasonable revenues received by such Party and its Affiliates in consideration for required maintenance and servicing of the eSAS 2 Instruments consistent with standard industry practices; provided, however that the revenues retained may not exceed [***] percent ([***]%) of the Fully Burdened Manufacturing Costs of the eSAS 2 Instruments per year; provided however that in the event that the revenues exceed [***] percent ([***]%) of the Fully Burdened Manufacturing Costs of the eSAS 2 Instruments in any given year, such excess shall be shared by Gen-Probe and Chiron such that, for maintenance and service revenues of eSAS 2 Instruments used in the Blood Screening Field, the parties shall receive such amount equal to their respective Blood Screening Splits, and for maintenance and service revenues of eSAS2 Instruments used in the Clinical Diagnostic Field, the parties shall receive such amount equal to their respective Clinical Diagnostic Splits.

6.4         Authorization Letter.  Chiron will allow Gen-Probe to directly access OEM suppliers of eSAS-2 Instruments to purchase or modify eSAS- 2 Instruments for the Clinical Diagnostic Field.

Chiron will not make any agreement with sub-contract manufacturers that will restrict Gen-Probe’s ability to negotiate its own contract with the vendors for the manufacture and purchase of modified eSAS- 2 Instruments for the Clinical Diagnostic Field.  In addition, the Parties acknowledge that Gen-Probe shall have the right to purchase the eSAS 2 Instrument from any Third Party that Chiron employs to manufacture the eSAS 2 Instrument.  Promptly following the execution of an agreement between Chiron and a Third Party for the manufacture of the eSAS 2 Instrument, and at Gen-Probe’s written request, Chiron shall execute the authorization letter attached hereto as Schedule 6.4 (“Sales Authorization Letter”).

7.               Ownership; License Grant.

7.1         Ownership.  Ownership of any Inventions incorporated in the eSAS 2 Instrument or otherwise made in the course of the eSAS 2 Development Program shall be “Joint Inventions” and shall be allocated as provided in Section 9.1 of the Agreement for Joint Inventions; provided, however, that (a) during the eSAS 2 Addendum Term Gen-Probe hereby grants to Chiron under its rights in and to such Joint Inventions an exclusive right to make, use, sell and import such Joint Inventions in the Blood Screening Field and (b) during the eSAS 2 Addendum Term, Chiron hereby grants to Gen-Probe under its rights in and to such Joint Inventions an exclusive right to make, use, sell and import such Joint Inventions in the Clinical Diagnostic Field.  Neither Party shall have the right to sublicense or otherwise transfer its right, title or interest in or to the Joint Inventions without the prior written consent of the other Party.

7.2         License Grant.  During the eSAS 2 Addendum Term, Gen-Probe hereby grants to Chiron a license under all intellectual property rights of Gen-Probe now-owned or hereafter acquired to the extent reasonably necessary for Chiron to perform its obligations under the eSAS 2 Development Program and for the manufacture, use or sale of eSAS 2 Instruments in the Blood Screening Field, but only to the extent that Gen-Probe has or hereafter acquires an ownership or other licensable interest in such intellectual property rights and has the right to grant licenses, immunities or other rights thereunder.  During the eSAS 2 Addendum Term, Chiron hereby grants to Gen-Probe a license under all intellectual property rights of Chiron now-owned or hereafter acquired to the extent reasonably necessary for Gen-Probe to perform its obligations under the eSAS 2 Development Program and for the manufacture, use or sale of eSAS 2 Instruments in the Clinical Diagnostic Field, but only to the extent that Chiron has or hereafter acquires an ownership or other licensable interest in such intellectual property rights and has the right to grant licenses, immunities or other rights thereunder.  The licenses hereby granted shall extend only to the extent of the design of the eSAS 2 Instrument as of the date of this eSAS 2 Addendum and to any future design modifications approved and adopted in accordance with the terms hereof.  The license hereby granted shall be royalty-free except to the extent the licensing Party has an obligation to pay royalties to a Third Party pursuant to the Agreement.  The license granted by Gen-Probe in Section 3.3.5(c) of the Agreement shall apply to the manufacture of eSAS 2 Instruments by or for Chiron for use in the Blood Screening Field.  Except as expressly provided herein, neither Party grants to the other Party any license or other interest in and to such Party’s intellectual property rights or other rights.  For the avoidance of doubt, nothing in this Section 7.2 shall be construed as a grant by Chiron to Gen-Probe for an express or implied license in, to or under the Chiron HIV Patent Rights or the Chiron HCV Patent Rights.

7.3         [***] Immunity.  For the avoidance of doubt, [***] confirms that [***] shall be entitled to the benefit of the immunity from suit previously granted to [***], and subject to the limitations as granted to [***], by [***] and [***] under the [***] related Patents, which immunity was previously granted to [***] (and a party to be designated by [***]) by [***] and [***].

8.               Addendum Effective Date; Term; Termination.

8.1         Term of eSAS 2 Addendum.  This eSAS 2 Addendum shall become effective on the Addendum Effective Date and shall continue in effect through the Blood Screening Term, as it may be amended or extended from time to time, unless sooner terminated in accordance with the provisions hereof.  Termination of this eSAS 2 Addendum shall be governed by the terms of this Section 8 and termination of the Agreement is governed by Section 11 of the Agreement.

8.2         Termination for Breach.

8.2.1                        Default. Either Party (the “nondefaulting party”) has the right, upon written notice to the other Party (the “defaulting party”), to terminate the eSAS 2 Development Program, upon the occurrence of any of the following events of default and the expiration of any applicable period of time for cure:

(a)  if a Party fails to make a payment required under Sections 5.3.1 or 5.3.3 hereunder;

(b)  if a Party invoices for amounts using expenditures not falling within the definition of eSAS 2 Development Costs or not included within the Budget.

(c)  if a Party fails to exercise Commercially Reasonable Efforts to commit the resources described in the eSAS 2 Development Program or to exercise Commercially Reasonable Efforts achieve the objectives of the eSAS 2 Development Program; provided, however, that the failure to successfully complete the development of the eSAS 2 Instrument, or to complete the development of the eSAS 2 Instrument on the Timeline set forth in the Technical Plan or for the amounts described in the Budget or to the specifications set forth in the PRD or the SRS shall not be deemed to be a breach of this eSAS 2 Addendum; and

(d)  if a Party defaults under the Agreement or this eSAS 2 Addendum which default results in the termination of the Agreement of this eSAS 2 Addendum.

8.2.2                        Right to Cure Event of Default.  Upon the occurrence of any event of default entitling a Party to terminate this eSAS 2 Addendum, the non-defaulting party shall send to the defaulting party notice of event of default, specifying in reasonable detail the nature of the default.  The defaulting party will have thirty (30) days following the date of receipt of such notice within which to cure the breach or event of default.  Failure to cure the default within such time period will result in termination of the eSAS 2 Development Program without further notice by the non-defaulting party, unless such non-defaulting party extends the cure period by written notice or withdraws the default notice. (The expiration of the period for such right to cure without cure, extension or withdrawal of the default notice is referred to as the “effective date of termination”.)

8.2.3                        Effect of Termination for Breach.  Upon a termination of this eSAS 2 Addendum for default under this Section 8.2:

(a)  Subject to the rights of the Parties under Section 9.3, the eSAS 2 Development Program shall be terminated.

(b)  The non-defaulting party’s rights under the Agreement and this eSAS 2 Addendum shall remain in full force and effect unchanged.

(c)  The defaulting party’s rights under the Agreement and this eSAS 2 Addendum with respect to all Products, other than the eSAS 2 Instrument, shall remain in full force and effect unchanged.

(d)  The defaulting party’s rights under the Agreement and this eSAS 2 Addendum with respect to the eSAS 2 Instrument shall terminate and be of no further force and effect.  The defaulting party may not undertake a development substantially similar to the eSAS 2 Development Program with any other Party for a period of [***] from the date of termination.

(e)  If Chiron is the defaulting party, Chiron shall pay to Gen-Probe in addition to any other rights or remedies available to Gen-Probe at law or equity, promptly upon receipt of an invoice therefore, an amount equal to (i) [***] for which an [***] has been [***], (ii)  [***] not yet [***] but [***] in the [***], whether or not disputed, as [***] in the [***], and (iii) an [***] by [***], with [***] provided to [***], to [***] the [***] of [***] the [***], if applicable.

8.3         Termination by Chiron.  Chiron may elect to terminate this eSAS 2 Addendum under this Section 8.3 for convenience at any time during the eSAS Term in its sole discretion upon written notice to Gen-Probe. Following any such termination, Chiron shall pay, promptly upon receipt of an invoice therefor, to Gen-Probe an amount equal to (i) [***] in the [***] for which an [***] has been [***] and (ii) [***] not yet [***] but [***] in the [***], whether or not disputed, as set forth in the approved Budget.

8.4         Continuance of eSAS 2 Development Program following Termination.

8.4.1                        Election.  Following any termination of this eSAS 2 Addendum for breach by Chiron in accordance with Section 8.2 or termination by Chiron in accordance with Section 8.3, Gen-Probe may elect to continue the eSAS 2 Development Program by providing written notice to Chiron on or before the effective date of termination under Section 8.2.

8.4.2                        Funding and Conduct of Development.  If Gen-Probe elects pursuant to this Section 8.4 to continue funding the eSAS 2 Development Program, Gen-Probe shall be solely responsible for the current funding of all eSAS 2 Development Costs, including those applicable to, or incurred by Chiron under the terms of this Agreement, from and after the effective date of termination under Section 8.2, subject to the right to reimbursement more particularly described below.

Reimbursement of Development Costs.  If Gen-Probe elects to continue development of the eSAS 2 Instrument in accordance with this Section 8.4, then before distribution of compensation as provided in revised Section 3.3.6 of the Agreement (amended as provided in Section 6.3 above), Gen-Probe shall be first entitled to reimbursement of all eSAS 2 Development Costs incurred by Gen-Probe from and after the effective date of such termination and election to continue.  Section 3.3.6 of the Agreement is amended to add the following, as a new Section 3.3.6A, inserted before revised Section 3.3.6 of the Agreement (amended as provided in Section 6.3 above), as follows

 “3.3.6A                                                     Notwithstanding anything to the contrary in this Section 3.3.6, until Gen-Probe has been reimbursed for all eSAS 2 Development Costs, within forty-five (45) days following the end of each fiscal quarter Chiron shall (A) first, calculate (and provide written notice to Gen-Probe of such calculation) the revenues from the eSAS 2 Instrument received by Chiron or its Affiliates during such fiscal quarter; (B) second, calculate and retain (and provide written notice to Gen-Probe of such calculation) [***] ([***]%) of the Fully Burdened Manufacturing Costs for the eSAS 2 Instruments sold in such fiscal quarter; (C) third, calculate and pay to Gen-Probe the lesser of  (I) the remainder of the revenues calculated in (A) and the Fully Burdened Manufacturing Costs retained in (B)  from each eSAS 2 Instrument sold in such fiscal quarter received by Chiron or its Affiliates or (II) [***] percent ([***]%) of the Fully Burdened Manufacturing Costs of such eSAS 2 Instruments sold in such fiscal quarter (and provide written notice to Gen-Probe of such calculation); (D) fourth, apply and credit the difference between such amount paid to Gen-Probe for the eSAS 2 Instrument sold in such fiscal quarter as reimbursement to Gen-Probe for the eSAS 2 Development Costs (and provide written notice to Gen-Probe of such calculation); (E) fifth, calculate (and provide written notice to Gen-Probe of such calculation) and retain the Chiron Blood Screening Split, if any; and (F) sixth, pay to Gen-Probe an amount equal to the Gen-Probe Blood Screening Split, if any.  Until such time as Chiron receives written notice from Gen-Probe that Gen-Probe has been reimbursed for all eSAS 2 Development Costs, then the provisions of Section 3.3.6 of the Agreement (amended as provided in Section 6.3 above) shall govern the distribution of consideration received on sale, transfer or other distribution of the eSAS 2 Instrument.”

8.4.3                        Control of the Program upon Unilateral Funding.  Gen-Probe shall have the right to appoint the Project Manager from and after the effective date of termination by Chiron under Section 8.3 and the decision to continue the program.  Gen-Probe shall have the right to make such Material Modifications to the eSAS 2 Development Program that it deems necessary or prudent in its reasonable discretion, without the acceptance of the other Party as otherwise required under Section 3.3.4 of this eSAS 2 Addendum.  Notwithstanding the above, Gen-Probe shall remain obligated to provide Chiron with a copy of the eSAS 2 Development Program, and all notice and reporting obligations set forth herein shall remain in full force and effect.

8.4.4                        Rights under Agreement.  Except as expressly modified by this Section 8.3, the Parties shall retain all rights and obligations allocated pursuant to Section 3.2 of the Agreement.

9.               Escalation.

9.1         Escalation Process.  Prior to implementing the arbitration process more particularly described in Article 13 of the Agreement, the Parties agree to escalate any dispute first to a discussion between responsible managers, and if they cannot agree, then to the Supervisory Board.  However the Parties explicitly acknowledge that in the event of the need for an urgent decision the Party with primary responsibility will proceed to make the decision, and implement.  It is agreed that the Party with primary responsibility will make all reasonable and timely efforts to inform the other Party of the issue requiring decision, particularly where the issue is one of some consequence.

9.2         Remedies in Event of Default.  Neither Party shall be entitled to exercise any remedy otherwise available to it at law or in equity unless and until such Party shall have provided the other Party with notice of such event of default, reasonably specifying the nature of the default, and any applicable period of time for cure thereof shall have expired without cure, and the procedures defined in Article 13 of the Agreement shall have been first exhausted.

9.3         Survival.  Upon a termination of this eSAS 2 Addendum, the following provisions of this eSAS 2 Addendum shall survive such termination:  Sections 2.3, 2.4.1, 8, 9, and 10.

10.         No Other Amendment.  Except as expressly set forth in this eSAS 2 Addendum, all other terms and conditions of the Agreement, the Parties’ Definitive Written Settlement Agreement, dated December 5, 2001, and the Short Form Agreement, dated November 16, 2001, are hereby ratified and shall continue in full force and effect.  All other terms and conditions of the Agreement, the Definitive Written Settlement Agreement, and the Short Form Agreement shall continue in full force and effect.  In the event of a conflict between the terms of this eSAS 2 Addendum and the Agreement, the terms of this eSAS 2 Addendum shall control.  The provisions of this eSAS 2 Addendum are intended to, and hereby, supercede any provisions in the Definitive Written Settlement Agreement entered into by and between the Parties, dated December 5, 2001, and the Short Form Agreement entered into by and between the Parties, dated November 16, 2001, on the same subject matter.

11.         Counterparts.  This eSAS 2 Addendum may be executed in counterparts, each of such shall be deemed an original, and all of which together shall constitute one and same instrument.

IN WITNESS WHEREOF, the Parties have caused this eSAS 2 Addendum to be executed and the persons signing below warrant that they are duly authorized to sign for and on behalf of the respective Parties.

GEN-PROBE INCORPORATED, a Delaware corporation		CHIRON CORPORATION, a Delaware corporation

By:	/s/HANK NORDHOFF	By:	/s/ GENE W. WALTHER
Its:	President & CEO	Its:	President
Date:	12-21-04	Date:	18 Feb. 2005

Schedule 1.3

Budget

Preliminary Budget

2002
CBT Grand Total Hours	[***]
CBT Avg Monthly FTE	[***]
CBT cost @ [***]/FTE	[***]
GP cost @ [***]/FTE	—
Total Project	[***]

2003
CBT Grand Total Hours	[***]
CBT Avg Monthly FTE	[***]
CBT cost @ [***]/FTE	[***]
GP cost @ [***]/FTE	[***]
Total Project	[***]

2004
CBT Grand Total Hours	[***]
CBT Avg Monthly FTE	[***]
CBT cost @ [***]/FTE	[***]
GP cost @ [***]/FTE	[***]
Total Project	[***]

Total Budget	[***]

Schedule 1.4

Description of eSAS 2 Instrument system

The eSAS 2 Instrument system consists of the following modules:

Name of Module	Specifications

(i) a front end pipettor

(ii) an automated reagent addition station

(iii) an automated target capture bay

(iv) an automated incubation module

(v) a data management to track sample and system interactions to meet customer demands of throughput and automation required for pooled donor screening by NAT

Schedule 1.6

eSAS 2 Development Program Outline

1.               Product Requirements Document (PRD)

2.               Software Requirements Specification

3.               Technical Plan

4.               Resource Plan

5.               Budget

CONFIDENTIAL	REDACTED VERSION

Schedule 1.12-A

PRD – robotic sample handling and transport system

CONFIDENTIAL	REDACTED VERSION

Schedule 1.12-B

PRD – front end pipettor

Schedule 2.5.2

eSAS 2 Regulatory Strategy

INTEROFFICE MEMORANDUM

To:	[***],

[***]

Date:	May 30, 2003

From:	[***]

Copies:	[***]

Subject:   eSAS 2.0 Regulatory Strategy and Contract Requirements

This memo is to document the Regulatory strategy and expectations for eSAS 2.0, and address both U.S. and International submission requirements.

Background:  [***] instruments are intended for the eSAS 2.0 system.  The [***] is to be used as a [***] for the addition of [***] and [***], and replaces the [***] instrument.  The [***] instrument, called the [***], will automate current manual [***] steps for [***] of [***],[***], etc.  These [***] instruments will be placed in separate areas of the lab, as the steps associated with their use are during the [***] and [***] stages of the [***] procedure.

Current timelines reflect a [***] launch of the [***] instruments in [***] approximately [***].  Within the [***], the initial estimate on the timeline is [***],[***] launch plan for both instruments.  This date will be updated concurrent with the completion of the relevant Gen-Probe/Chiron Agreement.

Business Assumptions:  The following information is intended to outline responsibility, per the current Gen-Probe/Chiron Agreement for U.S. and International submissions as they relate to this project.  Certain assumptions with regard to contractual obligations have been made to complete this assessment.  Those are:

1.                                       [***] is the [***] entity responsible for [***] or [***] [***] regarding the [***],[***]or any other component that is an addition to, or modification of, the current eSAS blood screening system.

2.                                       [***] responsible for [***][***][***] for the blood screening system.

3.                                       [***] will receive a complete copy of the [***], including [***] and reports, relating to the development of the [***] instrument, hardware and software components.

4.                                       There may be more than one model number applied to the [***] instrument, with modifications to the instrument as necessary for subsequent applications.   Therefore, [***]will have direct access to [***].

5.                                       The [***] instrument will be [***] marked according to the appropriate directive(s) (e.g. EMC directive, Medical Device Directive) prior to being delivered to [***] as a completed component of the eSAS system.

6.                                       No changes or improvements in the instrument or software will be made, once approved by [***], without prior approval by [***].

Because a [***] launch of the [***] and [***] is planned in [***] the [***] and [***], no considerations have been made in regard to [***] requirements for [***] [***] component.  A [***], or [***], approach to implementation of the [***] and [***] could alter the regulatory strategy presented below.

4.

Additional Background:  The original eSAS submission (formally called the Chiron Procleix System) incorporated general purpose laboratory equipment, primarily the [***],[***], and [***].  Two [***] components, the [***] and [***]), were developed for the system.  The [***] is [***] from 510(k) submission requirements and only [***] brief descriptions in the [***] 510(k).  The [***] was a [***] for FDA and the [***] of the submission was about the [***] of the [***] components.

[***] Requirements and Strategy:

5.                                       The [***] and [***]

The [***] is intended to replace the [***] instrument, and will have [***], which [***] replace the [***] currently used with the [***].  The [***] is a [***] that will not interact with either the [***] or the [***].

The [***] reads [***] and [***], creates [***],[***] and [***] into the appropriate [***] within the [***] and sends the [***] to the [***].  The [***] is partly responsible for [***], and as such is ultimately classified as a “[***] under FDA guidance on [***] in medical devices.  This FDA guidance document specifies which [***] must be submitted according to the [***], and will be used as the guidance within the project team for determining the deliverables for the submission.  Additionally, [***] testing will be required and the protocol(s) and results will be presented in the submission.  All changes to [***] will also be submitted.  Because this is [***] of a [***] instrument, but does not affect [***] or [***] steps, it is anticipated that this will be designated as a [***].  A [***] typically has a [***] review cycle.  The sheer volume of the [***] and [***] documentation, and the protocols and results from the [***] testing may be [***] to the typical 30 day cycle, however.

The [***] is basically an [***] that is usually classified by [***] as [***].  Because it is [***] and does not interact or interfere with the normal [***] or [***] process, it should be presented to FDA that there are [***] for this particular component, other than a [***] in the [***] of the component itself and it’s use in the overall system.

If a [***], or [***] implementation is planned for the [***] and the [***], then it should be presented to FDA that a [***] will be submitted for the [***] and it’s associated [***], but [***] submission is intended for the [***].

[***]

Any changes to [***] as a result of the implementation of the [***] or [***] will require a [***], since the [***] are [***] specific and were submitted through the [***] process.  All [***] is to be submitted [***] and [***] in all submissions to allow the most rapid [***] review.

5.1                                 [***] Regulatory Requirements and Strategy

Any component that is part of an [***] system must first be tested to ensure that it meets the safety requirements of the appropriate [***] for that component (e.g. [***]).  Once that has been established, the use of the component (or instrument) is defined for the [***] system and “[***]” testing is performed.  This testing demonstrates that the instrument [***] as [***] within the [***] system.  Upon successful [***] testing, the instrument (and its associated software) is [***] compliant with the [***] for that [***] application.

A [***] has [***] been approved by [***] (Gen-Probe’s [***]) for the Chiron Procleix HIV-1/HCV Assay and the Chiron Procleix System.  The major components of the Chiron Procleix System were [***] according to each component’s appropriate [***] by the component’s [***] prior to the development of the [***] for the overall [***] and system.  This has [***] to be an [***] and [***] manner to [***] that the system component meets it’s safety requirements, and can be [***] to different [***] applications as long as [***] is achieved for each [***] application.

The [***] instrument should be tested according to the standards of the appropriate [***] prior to being delivered to [***].  [***] testing (which should be the same as the [***] testing mentioned in the [***] section of this document) can be performed at [***] or [***], and the results of that testing, along with the [***] of [***] product [***] testing for the instrument, will be presented to the [***] to amend the current [***].  While the [***] and [***] documentation may be required for the [***] for the instrument itself, it is [***] that extensive [***] documentation will be required for the [***] submission.  However, the [***] will [***] audit [***].  In addition, results of the [***] testing will [***] be required for the [***] amendment as well as [***] or [***].

This concludes the Regulatory Strategy.

Schedule 5.2.1a

eSAS 2 Development Costs

1.               Reimbursable FTE Rate.   [$[***] per FTE per calendar year]

2.               eSAS 2 Development Costs included within FTE Labor Rate.  eSAS 2 Development Costs included within FTE Labor Rate consist of all attributable costs associated with the development of the eSAS 2 Instrument and modifications to associated instrument system platforms that may be required for such eSAS 2 Instrument (calculated in accordance with United States generally accepted accounting principles, or as otherwise mutually agreed in writing between the Parties) incurred prior to the Completion Date and includes pilot development; validation studies necessary for product and process licensure; clinical studies; licensing activities; and the manufacture and ultimate disposition of conformance lots of material, calculated as follows:

(a)  Shared development costs include: research and development associated with the eSAS 2 Development Program; clinical studies; validation exclusively associated with the particular analyte; development lots; document preparation specific to the development;

(b)  The planned resources, and the associated costs, will be broken out on a monthly basis and analyzed against the Resource Plan included within the Technical Plan, and reflected in the Budget;

(c)  Salaried staff costs included within the Budget will be adjusted to reflect actual staff costs.  Salary information may be aggregated to protect the identity of individuals.  This salary information will be verifiable on a need to know basis to a select number of personnel from each company;

(d)  Cost for wage laborers plus the applicable overhead charge for such labor (calculated at the rates and charges described in Section 5.2.1) paid to personnel described in the Resource Plan, including the eSAS 2 Development Program project manager and personnel engaged to perform QA testing for the eSAS 2 Development Program;

(e)  Costs for engineering prototypes and manufacturing pilot modules required for the eSAS 2 Development Program;

(f)  Costs of inventory consumed in the eSAS 2 Development Program, including raw material, intermediates and finished goods, and conformance lots, whether reject or not, that arise from the eSAS 2 Development Program or are necessary to support the eSAS 2 Development Program, and scrap material, including raw materials and development materials that arise from the eSAS 2 Development Program but excluding eSAS 2 Instrument and scrap materials used strictly for internal research purposes or consumed in development programs other than the eSAS 2 Development Program;

(g)  Costs for conformance product documentation;

(h)  Costs for courier and mail service fees for delivery of items between Gen-Probe and Chiron;

(i)  Costs of travel, lodging and reasonable per diem expenses for employee and consultants of Gen-Probe or Chiron incurred in furtherance of their activities hereunder, providing training or participating on the Supervisory Board to the extent such costs are not included within the overhead charge applicable to labor costs;

(j)  Costs of foreign registration, marketing studies to support registration, and market research costs necessary to better define requirements or to support national decision-making;

(k)  Such other categories as the Parties may agree from time to time using the approval process described in Section 2.5.2.

(l)  All budgeted expenses of Departments directly involved with the eSAS 2 Development Program

(m)  Appropriate portions of budgeted costs of departments indirectly involved in the eSAS 2 Development Program.

3.               eSAS 2 Development Costs not included within FTE Labor Rate.

(a)                                  Cost of conformance lot materials consumed in performance of eSAS 2 Development Product or clinical trials.

(b)                                 Significant Third Party consultant charges (i.e. CRO, regulatory expertise, etc.) to the extent not captured within the FTE rates in Item 2 above.

(c)                                  Third Party development and hardware acquisition costs.

Schedule 5.2.1b

FTE Labor Rate Analysis

Schedule 5.2.1b

FTE Labor Rate Analysis

Cost Center		(Controllable) Salary & Wage Expense	(Controllable) Other Costs	(Controllable) Total Costs	Benefits	Deprec/ Amort	Facilities	I/S	Indirect Allocation	Total Cost per Employee	eSAS HC	eSAS Cost

Quality Assurance	11038	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
VP Operations	13010	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Ots Engineering	13011	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Ots Development Manufacturing	13012	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Ots Bb Product Support	13017	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Program Management	16015	[***]	[***]	[***]	[***]	—	[***]	[***]	[***]	[***]	[***]	[***]
Clinical Affairs	16021	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
VP Regulatory & Quality	16022	[***]	[***]	[***]	[***]	—	[***]	[***]	[***]	[***]	[***]	[***]
Regulatory Affairs	16023	[***]	[***]	[***]	[***]	—	[***]	[***]	[***]	[***]	[***]	[***]
Research	16041	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Bloodbank	16071	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Marketing-Bloodbank	17019	[***]	[***]	[***]	[***]	—	[***]	[***]	[***]	[***]	[***]	[***]
Validation	11039	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
VP Diagnostic Development	16056	[***]	[***]	[***]	[***]	—	[***]	[***]	[***]	[***]	[***]	[***]
Std Development	16052	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
VP Sales/Marketing	17005	[***]	[***]	[***]	[***]	—	[***]	[***]	[***]	[***]	[***]	[***]
Prod.Planning	11005	[***]	[***]	[***]	[***]	—	[***]	[***]	[***]	[***]	[***]	[***]
QC Microbiology	11023	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Stability	11035	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
QC Analytical	11037	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Instrument Development	16019	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Performance QC	13016	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

Total		[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]
Adjusted Controllable Total (total less non cc related				[***]							[***]	[***]
expenses)											[***]	[***]

									Cost/FTE w/o 6021			[***]
									Cost/FTE w-6021			[***]

									Cost/FTE w/o 6021 & w/o G&A			[***]

	HR *Based on H/C	Finance **Based on Tot Cont	***Bonus Pool	Allocations
G&A Allocations:
Controllables	[***]	[***]		[***]
Benefits	[***]	[***]		[***]
Deprec/Ammort	—	[***]		[***]
Facilities	[***]	[***]		[***]
Human Resources	[***]	[***]		[***]
Total Allocation	[***]	[***]	[***]	[***]

Changes to center 60-71 Controllables
Remove Inventory Used (AC620)	[***]
Remove Inventory Used Valuation Adjustment	[***]
Remove Inventory Used-Clin	[***]
Remove Inventory Used-Adjs	[***]
Remove Standard Cost Applied	[***]
Remove Work Order Scrap-Diag	[***]
[***]

Schedule 5.3.1

Accrued eSAS 2 Development Costs

2002 Summary
CBT Grand Total Hours	[***]
CBT Avg Monthly FTE	[***]
CBT cost @ [***]/FTE	[***]
GP cost @ [***]/FTE	—
Total Project	[***]

2003 Summary
CBT Grand Total Hours	[***]
CBT Avg Monthly FTE	[***]
CBT cost @ [***]/FTE	[***]
GP cost @ [***]/FTE	[***]
Total Project	[***]

6 Months 2004 Summary
CBT Grand Total Hours	[***]
CBT Avg Monthly FTE	[***]
CBT cost @ [***]/FTE	[***]
GP cost @ [***]/FTE	[***]
Total Project	[***]

Total Accrued Development Cost	[***]

Schedule 6.4

Sales Authorization Letter

[DATE]

[NAME OF THIRD PARTY MANUFACTURER]

Dear Sir or Madam:

Chiron Corporation (“Chiron”) and [NAME OF THIRD PARTY MANUFACTURER] entered into that certain [NAME OF AGREEMENT] dated as of                 (the “Chiron/[NAME OF THIRD PARTY MANUFACTURER] Agreement”) for the manufacture of eSAS 2 instruments for use in blood screening (the “eSAS 2 Instruments”).  As used herein, “blood screening” means the nucleic acid probe based testing of human blood, plasma or other human blood products intended for transfusion or other administration to humans for purpose of detecting the presence or absence of viral organisms, and expressly excludes diagnostic testing. Chiron and Gen-Probe Incorporated (“Gen-Probe”) are parties to certain agreements pursuant to which, among other things, Chiron has granted Gen-Probe the right to purchase certain eSAS 2 Instruments directly from NAME OF THIRD PARTY MANUFACTURER.

Accordingly, Chiron therefore authorizes [NAME OF THIRD PARTY MANUFACTURER] to: accept orders from, manufacture for and deliver to Gen-Probe eSAS 2 Instruments under the financial terms and conditions contained in the Chiron/[NAME OF THIRD PARTY MANUFACTURER] Agreement.

Sincerely,

Chiron Corporation